UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

September 19, 2006

ASTRO-MED, INC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER0-13200

RHODE ISLAND	05-0318215

(STATE OR OTHER JURISDICTION OF	(IRS EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)	NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.01. COMPLETION OF DISPOSITION OF ASSETS.

On September 19, 2006, Astro-Med, Inc. (the “Company”) completed the sale of its property located in Braintree, Massachusetts constituting approximately 24.692 acres of land (the “Property”) to Hanover R.S. Limited Partnership, a Texas limited partnership with a principal business address of 5847 San Felipe, Suite 3600, Houston, Texas, (the “Purchaser”) for the purchase price of $6,100,000 which was paid in cash at the closing. The net proceeds from the sale were deposited with a qualified intermediary in order to give the Company the option to enter into a tax free like-kind exchange under Section 1031 of the Internal Revenue Code. The Company has until November 3, 2006 to identify a possible replacement property in order to effect a like-kind exchange.

The entry into the agreement with the Purchaser for the sale of the Property was disclosed by the Company in its current report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2005.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit No.	Exhibit
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: September 20, 2006	ASTRO-MED, INC.

By:	/s/ Joseph P. O’Connell
________________________

Joseph P. O’Connell

Vice President, Treasurer and Chief Financial Officer